Edward D. Pergament

Registered Patent Attorney

13 Gulf Road

East Brunswick, NJ 08816

January 10, 2005

Yevsey Zilman

Vice President

Royal Capital Management Inc.

Dear Yevsey,

This is in response to your inquiry concerning SEC questions as to my participation in preparation and filing of U.S. utility and PCT applications in June of 2004.

I did prepare and file these applications and I have no objections to making such a representation, including my name, to the SEC.

If you have any further questions in this regard, please do not hesitate to contact me.

Sincerely,

/s/ Edward D. Pergament
Edward D. Pergament